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                                  EXHIBIT 2(3)

                         SERIES ___ WARRANT CERTIFICATE

Certificate No.:                                       No. of Warrants:

                   EXERCISABLE BEFORE 4:00 P.M. (TORONTO TIME)
                 ON ___________________ (THE "TIME OF EXPIRY"),
                          AFTER WHICH TIME THIS WARRANT
                        CERTIFICATE WILL BE NULL AND VOID

                      $_____ COMMON SHARE PURCHASE WARRANTS
                     to Purchase Common Shares ("WARRANTS")

                                       of

                            NEURO-BIOTECH CORPORATION

              (Organized under the laws of the Province of Ontario)

1. THIS IS TO CERTIFY that, for value received _______________ (the "HOLDER") is entitled to purchase, at any time before the Time of Expiry fully paid and non-assessable common shares ("COMMON SHARES") in the capital of Neuro-Biotech Corporation (the "COMPANY"), as constituted on the date hereof, on the basis of one Common Share for each of the number specified above of whole Warrants, by surrendering to the Company at its principal office this Warrant Certificate, with a subscription in the form set forth on page 6 hereof duly completed and executed, and cash or a certified cheque, bank draft or money order in lawful money of Canada, payable to or to the order of the Company, at par in Toronto, in an amount equal to the purchase price of the Common Shares so subscribed for.

2. Surrender of this Warrant Certificate and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Company.

3. Subject to adjustment thereof in the events and in the manner herein referred to, the purchase price (the "EXERCISE PRICE") payable for each Common Share on exercise of any Warrants evidenced by this Warrant Certificate will be $_____ in lawful money of Canada.

4. Common Shares will not be issued pursuant to any Warrants if the issuance of such Common Shares would constitute a violation of the securities laws of any applicable jurisdiction.

5. Purchase for Cancellation: Commencing one (1) year after issuance, the Company has the right to purchase any or all Series ___ Warrants then outstanding for cancellation, at a


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         price of $0.01 per warrant. The Company will provide 30 days prior written notice to those Series ___ Warrant holders whose warrants are to be purchased for cancellation.

6. Certificates representing the Common Shares subscribed for hereunder will be mailed to the person, persons or company specified in the subscription form at their address specified therein or, if so specified in the subscription form, delivered to such person or persons at the office where this Warrant Certificate was surrendered. If fewer Common Shares are purchased than the number that may be subscribed for pursuant to the Warrants evidenced by this Warrant Certificate, the holder will be entitled to receive, without charge, a new Warrant Certificate in respect of the balance of such unexercised Warrants. To the extent that any Warrant evidenced hereby confers the right to purchase a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with another Warrant Certificate or other Warrant Certificates which in the aggregate entitle the holder to be issued a whole number of Common Shares, and under no circumstances is the Company obligated to issue any fractional Common Share.

7. On presentation at the principal office of the Company, and on compliance with the reasonable requirements of the Company, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates of different denomination evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged.

8. Subject to Section 9, the Exercise Price (and the number of Common Shares in the case of subsections (D) and (___)) shall be subject to adjustment from time to time in the events and in the manner provided in this section, and for such purposes and as used in this section, "Current Market Price" means the closing price of the Common Shares on the principal stock exchange through which the Common Shares trade on the day prior to the date in question or, in the event that the Common Shares do not trade through the facilities of a stock exchange, means the current value of the Common Shares on the date in question as determined by the Company's board of directors.

         (A) If and whenever at any time after the date hereof and prior to the Time of Expiry the Company shall

                  (i) issue Common Shares to all or substantially all the holders of the Common Shares as a stock dividend;

                  (ii) subdivide its outstanding Common Shares into a great number of shares; or

                  (iii) consolidate its outstanding Common Shares into a smaller number of shares,

                  (any of such events in (i), (ii) and (iii) being called a "Common Share Reorganization"), then the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of Common Shares are determined for



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                  the purpose of the Common Share Reorganization, by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such record date).

         (B) If and whenever at any time after the date hereof and prior to the Time of Expiry the Company shall issue rights, options or warrants to all or substantially all of the holders of the Common Shares under which such holders are entitled, during a period expiring not more than 45 calendar days after the record date for such issue (the "Rights Periods"), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per Common Share to the holder (or in the case of securities exchangeable for or convertible into Common Shares, at a conversion or exchange price per share at the date of issue of such securities to the holder) of less than 95% of the Current Market Price for the Common Shares on such reward date (any of such events being called a "Rights Offering"), then the Exercise Price shall be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction

                  (i)    the numerator of which shall be the aggregate of:

                         (a) the number of Common Shares outstanding as of the record date for the Rights Offering, and

                         (b) a number determined by dividing (1) either (A) the product of the number of Common Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offerings and the price at which each such Common Share is offered, or, as the case may be, (B) the product of the exchange or conversion price of such securities offered and the number of Common Shares for or into which the securities so offered pursuant to the Rights Offering have been exchanged or converted during the Rights Period, by (2) the Current Market Price of the Common Shares as of the record date for the Rights Offering, and

                  (ii) the denominator of which shall be the number of Common Shares outstanding after giving effect to the Rights Offering (including the number of Common Shares actually issued or subscribed for during the



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                         Rights Period upon exercise of the rights, warrants or
                         options under the Rights Offering).

         (C) If and whenever at any time after the date hereof and prior to the Time of Expiry the Company shall fix a record date for the issue or the distribution to all or substantially all the holders of the Common Shares of: (i) shares of the Company of any class other than Common Shares; (ii) rights, options or warrants to acquire Common Shares or property or other assets of the Company; (iii) evidences of indebtedness; or (iv) any property or other assets, and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"); the Exercise Price shall be adjusted effective immediately after such record date to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

                  (i)    the numerator of which shall be

                         (a) the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, less

                         (b) the fair market value, as determined by the directors (whose determination shall be final and conclusive), to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed in the Special Distribution, and

                  (ii) the denominator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date.

         (D) If and whenever at any time after the date hereof and prior to the Time of Expiry there shall be a reclassification of the Common Shares at any time outstanding or a change of the Common Shares into other shares or into other securities (other than a Common Share Reorganization), or a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into the shares of such other corporation or entity), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a "Capital Reorganization"), and the holder exercises his right to purchase Common Shares then held after the effective date of such Capital Reorganization, the holder shall be entitled to receive, and shall accept, for the same aggregate consideration, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon such exercise, the kind and the aggregate number of shares, other



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                  securities or other property which the holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the holder was theretofore entitled upon exercise. If determined appropriate by the Company, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 8 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the Warrant.

         (E) If and whenever at any time after the date hereof and prior to the Time of Expiry

                  (i)    a Common Share Reorganization shall occur, or

                  (ii)   the Company shall fix a record date for a Rights
                         Offering,

                  and any such event results in an adjustment in the Exercise Price pursuant to the provisions of this Section 8, the number of Common Shares shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares theretofore purchasable by a fraction the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

9.       Rides for Calculating Adjustments. (For the purpose of Section 8):

         (A) The adjustments provided for in Section 8 are cumulative and such adjustments shall be made successively whenever an event referred to therein shall occur, subject to the following subsections of this Section 9.

         (B) No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment shall be made in the number of Common Shares unless it would result in a change of at least one-hundredth of a share, provided, however, that any adjustments which, except for the provisions of this subsection (B) would otherwise have been required to be made shall be carried forward and taken into account into any subsequent adjustment.

         (C) If a dispute shall at any time arise with respect to adjustments provided for in Section 8, such dispute shall be determined by the Company's auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors and any such determination shall be final and conclusive and binding upon the Company, the Holder and the shareholders of the Company.

         (D) If the Company shall set a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution



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

                  to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of the Warrant shall be required by reason of the setting of such record date.

         (E) In the absence of resolution of the directors fixing a record date for a Common Share Reorganization, Rights Offering or Special Distribution, the Company shall be deemed to have fixed as the record date therefor the date on which the Common Share Reorganization, Rights Offering or Special Distribution is effected.

         (F) As a condition precedent to the taking of any action which would require any adjustment in any of the purchase rights pursuant to any of the Warrants, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Company have unissued and reserved in its authorized share capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the holder is entitled to receive on the total exercise thereof in accordance with the provisions thereof.

10. Whenever the number Common Shares or the Exercise Price shall require an adjustment pursuant to Section 8, the Company shall forthwith obtain a certificate signed by a senior officer of the Company, setting forth in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including an opinion on the fair value, as determined by the Board of Directors of the Company, of any evidences of indebtedness, shares of stock, other securities or property or warrants, options or other subscription or purchase rights referred to in Section 8) and specifying the numbers of Common Shares and describing the numbers and kind of any other shares of stock comprising a Warrant Share, and any change in the Exercise Price thereof after giving effect to such adjustment or change. The Company shall promptly, and in any case within 30 days after the making of such adjustment, cause a signed copy of such certificate to be delivered to the holder. The Company shall keep at its office or agency copies of all such certificates and cause the same to be available for inspection upon receipt of reasonable notice at said office during normal business hours by the holder.

11. The holding of this Warrant Certificate will not constitute the holder a shareholder of the Company or entitle him to any right or interest in respect thereof.

12.      This Warrant Certificate is transferable.



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         IN WITNESS WHEREOF Neuro-Biotech Corporation has caused this Warrant
Certificate to be signed by its director or officer duly authorized in that behalf as of the 25th day of January, 2000.



                                                   NEURO-BIOTECH CORPORATION

                                          per:
                                                   Albert Barbusci, President





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                                SUBSCRIPTION FORM


TO:      NEURO-BIOTECH CORPORATION

The undersigned holder of the Common Share Purchase Warrants evidenced by the within Warrant Certificate hereby subscribes for Common Shares of Neuro-Biotech Corporation pursuant to such Common Share Purchase Warrants at $_____ per share on the terms specified in such Warrant Certificate , and encloses herewith cash or a certified cheque, bank draft or money order payable to the order of Neuro-Biotech Corporation in payment thereof.


Expiry Date:                                                February 21st, 2001

Number of warrants held:                                      _______________

Number of warrants exercised under this subscription:         _______________

Balance of unexercised warrants:                              _______________

Subscription funds submitted ($_____ x number
of warrants exercised):                                       _______________

The undersigned hereby irrevocably directs that the said Common Shares be issued as follows:

    Registration            Address of Registered Holder         Denomination

-------------------     -----------------------------------   ------------------

                        -----------------------------------

                        -----------------------------------


Dated this        day of       200  .


                                             SUBSCRIBER


                                       per:
                                             A.S.O.

This subscription is acknowledged this        day of             200 .


                                             NEURO-BIOTECH CORPORATION


                                       per:
                                             Albert Barbusci, President

                                   ASSIGNMENT


      (Do not sign this assignment if you intend to subscribe for shares.)


         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers
unto         the within warrant and all rights represented thereby and does
hereby irrevocably constitute and appoint            to transfer the same on the
books of Neuro-Biotech Corporation with power of substitution in the premises.


Dated this        day of           , 200  .



_________________________________              ________________________________
       Signature of Witness                          Signature of Assignee



_________________________________
     Guarantee of Signature



                           INSTRUCTIONS FOR ASSIGNMENT

The signature to the foregoing assignment must correspond with the name written on the face of this warrant in every particular without alteration or enlargement or any change whatever and must be guaranteed by a Canadian chartered bank or by a broker who is a member of the Toronto, Montreal or Vancouver Stock Exchange or by some other person satisfactory to Neuro-Biotech Corporation. Assignments may be made to one assignee only unless the assignment be to a joint account. To assign to more persons than one for separate accounts, this warrant should be split into warrants of smaller denominations.

In case of persons signing by agent or attorney the authority of the agent or attorney must be proven to the satisfaction of Neuro-Biotech Corporation.